Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Coca-Cola Bottling Co. Consolidated of our report dated February 11, 1999 appearing on page 38 of Coca-Cola Bottling Co. Consolidated's Annual Report on Form 10-K for the year ended January 3, 1999. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP
---------------------------------
PRICEWATERHOUSECOOPERS LLP

Charlotte, North Carolina
April 6, 1999